Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, David Ellison, President and Chief Investment Officer of FBR Family of Funds, certify that (i) the Form N-CSR for the period ended October 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form N-CSR for the period ended October 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of FBR Family of Funds.

Date:	12/30/03

/s/ David Ellison

David Ellison President and Chief Investment Officer FBR Family of Funds

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Susan L. Silva, Vice President and Controller of FBR Family of Funds, certify that (i) the Form N-CSR for the period ended October 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form N-CSR for the period ended October 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of FBR Family of Funds.

Date:	12/30/03

/s/ Susan L. Silva

Susan L. Silva Vice President and Controller FBR Family of Funds